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                                                                   EXHIBIT 5.1


                                           [LOGO]


                                       October 31, 1996

Sun International Hotels Limited,
Executive Offices,
Coral Towers,
Paradise Island,
The Bahamas

Dear Sirs:

                                 RE: SUN INTERNATIONAL HOTELS LIMITED

We have acted as Bahamian Counsel for Sun International Hotels Limited, a corporation organized under the laws of the Commonwealth of The Bahamahs (hereinafter called "the Company"), in connection with a Registration Statement on Form F-4 ("the Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the proposed issuance of up to 4,684,356 Ordinary Shares of the Company in connection with the merger of a wholly owned subsidiary of the Company into Griffin Gaming & Entertainment, Inc. pursuant to the terms of the August 19th, 1996 merger agreement, as amended ("the Merger Agreement"), among the Company, its subsidiary and Griffin Gaming & Entertainment, Inc.

In the connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the Articles of Association of the Company, as amended, and the Amended and Restated Memorandum of Association of the Company.

Based upon the foregoing and having regard for such legal considerations as we deem, relevant, we are of the opinion as follows:

     1. The Company is a validly existing corporation under the laws of the Common wealth of The Bahamas; and

                                     [LETTERHEAD]


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Sun International Hotels Limited                                         , 1996

                                     Page 2

     2. The Ordinary Shares of the Company covered by the Registration Statement, when delivered in exchange for shares of Griffin Gaming & Entertainment, Inc. common stock and Class B stock pursuant to the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related Proxy Statement/Prospectus under the caption "Legal Matters".

                                                  Yours faithfully,
                                              HARRY B. SANDS & COMPANY


                                                 /s/ GISELLE M. PYFROM
                                              ---------------------------
                                                   GISELLE M. PYFROM